As filed with the Securities and Exchange Commission on October 25, 2019

Registration No. 333-104898

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT NO. 333-104898

UNDER

THE SECURITIES ACT OF 1933

BIG 5 SPORTING GOODS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4388794
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2525 East El Segundo Boulevard

El Segundo, California 90245

(310) 536-0611

Big 5 Sporting Goods Corporation 2002 Stock Incentive Plan

(Full Title of the Plan)

Luke D. Thompson, Esq. Senior Vice President & General Counsel Big 5 Sporting Goods Corporation 2525 East El Segundo Boulevard El Segundo, California 90245 (310) 536-0611	Copy to: Richard C. Wirthlin, Esq. Irell & Manella LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, California 90067 310-277-1010
(Name, address including zip code, and telephone number, including area code, of Registrants’ agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for

complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

On May 1, 2003, Big 5 Sporting Goods Corporation (the “Company”) filed a Registration Statement on Form S-8 (Registration Statement No. 333-104898) (the “Form S-8”) registering 3,645,000 shares of the Company’s common stock to be issued to participants under the Company’s 2002 Stock Incentive Plan (the “Plan”). The Company is no longer issuing securities under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all shares of common stock that were registered under the Form S-8 and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of El Segundo, state of California, on this 24 th day of October, 2019.

BIG 5 SPORTING GOODS CORPORATION

By:	/s/ Barry D. Emerson
Barry D. Emerson
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven G. Miller, Barry D. Emerson and Luke D. Thompson, and each of them, his or her attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven G. Miller Steven G. Miller	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 24, 2019

/s/ Barry D. Emerson Barry D. Emerson	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 24, 2019

/s/ Sandra N. Bane Sandra N. Bane	Director	October 24, 2019

/s/ Colleen B. Brown Colleen B. Brown	Director	October 24, 2019

/s/ Stephen E. Carley Stephen E. Carley	Director	October 24, 2019

/s/ Jennifer H. Dunbar Jennifer H. Dunbar	Director	October 24, 2019

/s/ Van B. Honeycutt Van B. Honeycutt	Director	October 24, 2019

/s/ David R. Jessick David R. Jessick	Director	October 24, 2019